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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 14, 1995 appearing on page F-2 of Buffton Corporation's Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the incorporation by reference of our report dated January 9, 1996, appearing on page F-1 of Stockyards Hotel's Current Report for the year ended December 31, 1994 on Form 8-K, dated January 19, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

/s/ Price Waterhouse LLP


Fort Worth, Texas
February 26, 1996